UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2011

DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 28, 2011, Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), entered into the Second Amended and Restated Secured Term Loan Agreement (the “Secured Term Loan Agreement”), among the Company, DDR PR Ventures LLC, S.E., a Delaware limited liability company (“DDR PR Ventures”), KeyBank National Association, as administrative agent, and the other several banks, financial institutions and other entities from time to time parties to such Secured Term Loan Agreement, to among other things: (i) decrease the aggregate commitment under the Secured Term Loan Agreement from $800 million to $500 million; (ii) modify certain covenants contained in the Secured Term Loan Agreement; (iii) include an accordion feature for a future expansion of the aggregate commitment under the Secured Term Loan Agreement of up to $600 million; and (iv) extend the maturity date to September 28, 2014. At the election of the Company, the maturity date may be further extended to September 28, 2015, subject to the payment of a 25 basis points fee and demonstration of financial covenant compliance. Borrowings under the Secured Term Loan Agreement will bear interest at a rate currently equal to LIBOR plus 170 basis points, with such rate subject to adjustment based upon the Company’s then-current corporate credit ratings from Moody’s and S&P. Upon the occurrence of certain customary events of default, the Company’s obligations under the Secured Term Loan Agreement may be accelerated and the lending commitments thereunder terminated. A copy of the Secured Term Loan Agreement is attached as Exhibit 4.1 and is incorporated by reference herein. The foregoing description of the Secured Term Loan Agreement is qualified in its entirety by reference to Exhibit 4.1.

On June 28, 2011, the Company entered into Amendment No. 1 (the “Amendment”) to the Eighth Amended and Restated Credit Agreement (as amended by the Amendment, the “Revolving Loan Agreement”), among the Company, DDR PR Ventures, JPMorgan Chase Bank, N.A., as administrative agent, and the several banks, financial institutions and other entities from time to time parties to such Revolving Loan Agreement, that amends the provisions of the Revolving Loan Agreement to, among other things: (i) decrease the aggregate commitment under the Revolving Loan Agreement from $950 million to $750 million; (ii) modify certain covenants contained in the Revolving Loan Agreement; (iii) include an accordion feature for a future expansion of the aggregate commitment under the Revolving Loan Agreement of up to $1.25 billion; and (iv) extend the maturity date to February 28, 2016. Borrowings under the Revolving Loan Agreement will bear interest at a rate currently equal to LIBOR plus 165 basis points, with such rate subject to adjustment based upon the Company’s then-current corporate credit ratings from Moody’s and S&P. The Amendment also reduced the facility fee to 35 basis points. A copy of the Amendment is attached as Exhibit 4.2 and is incorporated by reference herein. The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 4.2.

Certain of the banks and financial institutions that are parties to the Secured Term Loan Agreement and the Revolving Loan Agreement and their respective affiliates have in the past provided, are currently providing and in the future may continue to provide investment banking, commercial banking and other financial services, to the Company in the ordinary course of business for which they have received and will receive customary compensation. In the ordinary course of business, such banks and financial institutions and their respective affiliates may participate in loans and actively trade the debt and equity securities of the Company for their own account or for the accounts of customers and, accordingly, such banks and financial institutions and their respective affiliates may at any time hold long or short positions in such securities.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Second Amended and Restated Secured Term Loan Agreement, dated June 28, 2011, among the Company, DDR PR Ventures, KeyBank National Association, as Administrative Agent, and the other several banks, financial institutions and other entities from time to time parties to such loan agreement.

4.2	Amendment No. 1 to the Eighth Amended and Restated Credit Agreement, dated June 28, 2011, by and among the Company, DDR PR Ventures, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

By:	/s/ Christa A. Vesy
Christa A. Vesy
Senior Vice President and Chief Accounting Officer

Date: July 1, 2011

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Secured Term Loan Agreement, dated June 28, 2011, among the Company, DDR PR Ventures, KeyBank National Association, as Administrative Agent, and the other several banks, financial institutions and other entities from time to time parties to such loan agreement.

4.2	Amendment No. 1 to the Eighth Amended and Restated Credit Agreement, dated June 28, 2011, by and among the Company, DDR PR Ventures, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.